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                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share

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
For the three months ended March 31,                          1998                1997
                                                              ----                ----
Income as reported in consolidated
   statements of income                                    $2,360,000          $2,396,000
                                                           ==========          ==========

Per share computation of common and
   dilutive common equivalent shares:

Weighted average number of
   shares outstanding                                       3,759,912           3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           1,970                   0
                                                           ==========          ==========
Weighted average number of shares
   outstanding used to calculate per share
   data assuming no dilution                                3,761,882           3,759,912
                                                           ==========          ==========

Net income per common and common
   equivalent share                                        $    0.628          $    0.637
                                                           ==========          ==========


Per share computation assuming full
   dilution:

Weighted average number of shares
   outstanding                                              3,759,912           3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           1,970                   0
                                                           ==========          ==========
Weighted average number of shares
   outstanding used to calculate per share
   data assuming full dilution                              3,761,882           3,759,912
                                                           ==========          ==========

Net income per common and common
   equivalent share assuming full dilution                 $    0.628          $    0.637
                                                           ==========          ==========
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